WISCONSIN POWER AND LIGHT COMPANY



                                       and



                             FIRSTAR TRUST COMPANY,



                                   as Trustee



                             -----------------------



                                    INDENTURE



                            Dated as of _______, 1997



                             ----------------------



                                 DEBT SECURITIES

                        WISCONSIN POWER AND LIGHT COMPANY

                         PARTIAL CROSS-REFERENCE TABLE*

                           Trust Indenture Act of 1939
                     and Indenture dated as of _______, 1997


   Indenture Section                                    TIA Section

       2.05............................................317(b)
       2.06............................................312(a), 313(c)
       2.11............................................316(a) (last sentence)

       4.04............................................314(a)(4)
       4.05............................................314(a)(1)

       6.03............................................317(a)(1)
       6.04............................................316(a)(1)(B)
       6.05............................................316(a)(1)(A)
       6.07............................................317(a)(1)

       7.01............................................315(a), 315(d)
       7.04............................................315(b)
       7.05............................................313(a)
       7.05............................................313(d)
       7.07............................................310(a), 310(b)
       7.09............................................310(a)(2)

       8.02............................................310(a),310(b)

       9.04............................................316(c)

       10.01...........................................318(a)
       10.02...........................................313(c)
       10.03...........................................314(c)(1), 314(c)(2)
       10.04...........................................314(e)

   ___________________
   *    This table shall not be deemed a part of the Indenture

                        WISCONSIN POWER AND LIGHT COMPANY
                            DEBT SECURITIES INDENTURE
                            Dated As Of _______, 1997

                                TABLE OF CONTENTS


                                                                         Page

   ARTICLE 1--DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .    1
        SECTION 1.01.  Definitions.  . . . . . . . . . . . . . . . . . .    1
        SECTION 1.02.  Other Definitions.  . . . . . . . . . . . . . . .    3
        SECTION 1.03.  Rules of Construction.  . . . . . . . . . . . . .    4

   ARTICLE 2--THE SECURITIES . . . . . . . . . . . . . . . . . . . . . .    4
        SECTION 2.01.  Issuable in Series. . . . . . . . . . . . . . . .    4
        SECTION 2.02.  Execution and Authentication. . . . . . . . . . .    6
        SECTION 2.03.  Securities Agents.  . . . . . . . . . . . . . . .    7
        SECTION 2.04.  Bearer Securities.  . . . . . . . . . . . . . . .    7
        SECTION 2.05.  Paying Agent to Hold Money in Trust.  . . . . . .    8
        SECTION 2.06.  Securityholder Lists. . . . . . . . . . . . . . .    8
        SECTION 2.07.  Transfer and Exchange.  . . . . . . . . . . . . .    9
        SECTION 2.08.  Replacement Securities. . . . . . . . . . . . . .    9
        SECTION 2.09.  Outstanding Securities. . . . . . . . . . . . . .   10
        SECTION 2.10.  Discounted Securities.  . . . . . . . . . . . . .   10
        SECTION 2.11.  Treasury Securities.  . . . . . . . . . . . . . .   10
        SECTION 2.12.  Global Securities.  . . . . . . . . . . . . . . .   11
        SECTION 2.13.  Temporary Securities. . . . . . . . . . . . . . .   11
        SECTION 2.14.  Cancellation. . . . . . . . . . . . . . . . . . .   11
        SECTION 2.15.  Defaulted Interest. . . . . . . . . . . . . . . .   12

   ARTICLE 3--REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . .   12
        SECTION 3.01.  Notices to Trustee. . . . . . . . . . . . . . . .   12
        SECTION 3.02.  Selection of Securities to Be Redeemed. . . . . .   13
        SECTION 3.03.  Notice of Redemption. . . . . . . . . . . . . . .   13
        SECTION 3.04.  Effect of Notice of Redemption. . . . . . . . . .   14
        SECTION 3.05.  Payment of Redemption Price.  . . . . . . . . . .   14
        SECTION 3.06.  Securities Redeemed in Part.  . . . . . . . . . .   15

   ARTICLE 4--COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . .   15
        SECTION 4.01.  Payment of Securities.  . . . . . . . . . . . . .   15
        SECTION 4.02.  Overdue Interest. . . . . . . . . . . . . . . . .   15
        SECTION 4.03.  No Lien Created, etc. . . . . . . . . . . . . . .   15
        SECTION 4.04.  Compliance Certificate. . . . . . . . . . . . . .   15
        SECTION 4.05.  SEC Reports.  . . . . . . . . . . . . . . . . . .   16
        SECTION 4.06.  Certain Definitions.  . . . . . . . . . . . . . .   16
        SECTION 4.07.  Limitations on Liens. . . . . . . . . . . . . . .   19

   ARTICLE 5--SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . .   20
        SECTION 5.01.  Consolidations and Mergers of Company and
                       Conveyances Permitted Subject to Certain
                       Conditions. . . . . . . . . . . . . . . . . . . .   20
        SECTION 5.02.  Rights and Duties of Successor Corporation. . . .   20
        SECTION 5.03.  Officer's Certificate and Opinion of Counsel. . .   21

   ARTICLE 6--DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . .   21
        SECTION 6.01.  Events of Default.  . . . . . . . . . . . . . . .   21
        SECTION 6.02.  Acceleration. . . . . . . . . . . . . . . . . . .   23
        SECTION 6.03.  Other Remedies. . . . . . . . . . . . . . . . . .   23
        SECTION 6.04.  Waiver of Past Defaults.  . . . . . . . . . . . .   23
        SECTION 6.05.  Control by Majority.  . . . . . . . . . . . . . .   24
        SECTION 6.06.  Limitation on Suits.  . . . . . . . . . . . . . .   24
        SECTION 6.07.  Collection Suit by Trustee. . . . . . . . . . . .   24
        SECTION 6.08.  Priorities. . . . . . . . . . . . . . . . . . . .   25

   ARTICLE 7--TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . .   25
        SECTION 7.01.  Rights of Trustee.  . . . . . . . . . . . . . . .   25
        SECTION 7.02.  Individual Rights of Trustee. . . . . . . . . . .   26
        SECTION 7.03.  Trustee's Disclaimer. . . . . . . . . . . . . . .   26
        SECTION 7.04.  Notice of Defaults. . . . . . . . . . . . . . . .   26
        SECTION 7.05.  Reports by Trustee to Holders.  . . . . . . . . .   27
        SECTION 7.06.  Compensation and Indemnity. . . . . . . . . . . .   27
        SECTION 7.07.  Replacement of Trustee. . . . . . . . . . . . . .   28
        SECTION 7.08.  Successor Trustee by Merger, etc. . . . . . . . .   29
        SECTION 7.09.  Trustee's Capital and Surplus.  . . . . . . . . .   29

   ARTICLE 8--DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . .   29
        SECTION 8.01.  Defeasance. . . . . . . . . . . . . . . . . . . .   29
        SECTION 8.02.  Conditions to Defeasance. . . . . . . . . . . . .   30
        SECTION 8.03.  Application of Trust Money. . . . . . . . . . . .   31
        SECTION 8.04.  Repayment to Company. . . . . . . . . . . . . . .   31

   ARTICLE 9--SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . .   31
        SECTION 9.01.  Supplemental Indentures Without Consent of
             Holders.  . . . . . . . . . . . . . . . . . . . . . . . . .   31
        SECTION 9.02.  Supplemental Indentures With Consent of Holders.    32
        SECTION 9.03.  Execution of Supplemental Indentures; Opinions. .   34
        SECTION 9.04.  Compliance with Trust Indenture Act.  . . . . . .   34
        SECTION 9.05.  Effect of Supplemental Indentures.  . . . . . . .   34
        SECTION 9.06.  Reference in Securities to Supplemental
             Indenture.  . . . . . . . . . . . . . . . . . . . . . . . .   34
        SECTION 9.07.  Trustee Protected.  . . . . . . . . . . . . . . .   35

   ARTICLE 10--MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .   35
        SECTION 10.01. Trust Indenture Act.  . . . . . . . . . . . . . .   35
        SECTION 10.02. Notices.  . . . . . . . . . . . . . . . . . . . .   35
        SECTION 10.03. Certificate and Opinion as to Conditions
             Precedent.  . . . . . . . . . . . . . . . . . . . . . . . .   36
        SECTION 10.04. Statements Required in Certificate or Opinion.  .   37
        SECTION 10.05. Rules by Company and Agents.  . . . . . . . . . .   37
        SECTION 10.06. Legal Holidays. . . . . . . . . . . . . . . . . .   37
        SECTION 10.07. No Recourse Against Others. . . . . . . . . . . .   38
        SECTION 10.08. Duplicate Originals.  . . . . . . . . . . . . . .   38
        SECTION 10.09. Governing Law.  . . . . . . . . . . . . . . . . .   38

   SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

   Exhibit A:     A Form of Registered Security  . . . . . . . . . . . . . 43
   Exhibit B:     A Form of Bearer Security  . . . . . . . . . . . . . . . 49
   Notes to Exhibits A and B . . . . . . . . . . . . . . . . . . . . . . . 57
   Exhibit C:     Assignment Form  . . . . . . . . . . . . . . . . . . . . 59

             INDENTURE dated as of _______, 1997 between WISCONSIN POWER AND LIGHT COMPANY, a Wisconsin corporation (the "Company"), and FIRSTAR TRUST COMPANY, a Wisconsin state banking corporation (the "Trustee").

             Each party agrees as follows for the benefit of the Holders of the Company's debt securities issued under this Indenture:


                             ARTICLE 1--DEFINITIONS

   SECTION 1.01.  Definitions.

             "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

             "Agent" means any Registrar, Transfer Agent or Paying Agent.

             "Authorized Newspaper" means a newspaper that is:

             (1) printed in the English language or in an official language of the country of publication;

             (2) customarily published on each business day in the place of publication; and

             (3) of general circulation in the relevant place or in the financial community of such place.

   Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

             "Bearer Security" means a Security payable to bearer.

             "Board" means the Board of Directors of the Company or any authorized committee of the Board.

             "Board Resolution" means a copy of a resolution delivered to the Trustee that is certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification.

             "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

             "coupon" means an interest coupon for a Bearer Security.

             "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

             "Discounted Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount of such Security.

             "Holder" or "Securityholder" means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

             "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term "Indenture" shall also include the terms of any particular Securities established as contemplated by Section 2.01, whether or not a supplemental indenture is entered into with respect thereto.

             "Lien" means any mortgage, pledge, security interest or other lien.

             "Officer" means the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary or any Assistant Controller of the Company.

             "Officers' Certificate" means a certificate delivered to the Trustee that is signed by the Company's Chairman of the Board, its President or any Vice President, and by its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary.

             "Opinion of Counsel" means a written opinion, complying with Sections 10.03 and 10.04 hereof, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

             "principal" of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

             "Registered Security" means a Security registered as to principal and interest by the Registrar.

             "SEC" means the Securities and Exchange Commission.

             "Securities" means the debt securities issued under this Indenture.

             "series" means a series of Securities or the Securities of the series.

             "Subsidiary" means a corporation a majority of whose Voting Stock is owned by the Company or a Subsidiary.

             "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date shown above.

             "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

             "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

             "United States" means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

             "Voting Stock" means capital stock having voting power under ordinary circumstances to elect directors.

             "Yield to Maturity" means the yield to maturity on a Security at the time of its issuance or at the most recent determination of interest on the Security.


   SECTION 1.02.  Other Definitions.

                  Term                          Defined in Section

   "Bankruptcy Law"                                       6.01
   "Conditional Redemption"                               3.04
   "Custodian"                                            6.01
   "Event of Default"                                     6.01
   "Funded Debt"                                          4.06
   "Legal Holiday"                                       10.06
   "Mortgage"                                             4.06
   "Paying Agent"                                         2.03
   "Permitted Encumbrances"                               4.06
   "Person"                                               4.06
   "Principal Property"                                   4.06
   "Registrar"                                            2.03
   "Tangible Net Worth"                                   4.06
   "Transfer Agent"                                       2.03
   "Treasury Regulations"                                 2.04
   "U.S. Government Obligations"                          8.02


   SECTION 1.03.  Rules of Construction.

             Unless the context otherwise requires:

             (1)  a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

             (3) generally accepted accounting principles are those applicable from time to time;

             (4) all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

             (5)  "or" is not exclusive; and

             (6) words in the singular include the plural, and in the plural include the singular.


                            ARTICLE 2--THE SECURITIES

   SECTION 2.01.  Issuable in Series.

             The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by or pursuant to the authority granted in one or more Board Resolutions and shall be established by and the terms thereof shall be as set forth in an Officer's Certificate or in one or more indentures supplemental hereto. The terms of such series may include the following:

             (1)  the title of the series;

             (2)  the aggregate principal amount of the series;

             (3) the interest rate, if any, or method of calculating the interest rate;

             (4)  the date from which interest will accrue;

             (5)  the record dates for interest payable on Registered
                  Securities;

             (6)  the dates when principal and interest are payable;

             (7)  the manner of paying principal and interest;

             (8)  the places where principal and interest are payable;

             (9)  the Registrar, Transfer Agent and Paying Agent;

             (10) the terms of any mandatory or optional redemption by the
                  Company;

             (11) the terms of any redemption at the option of Holders;

             (12) the denominations in which Securities are issuable;

             (13) whether Securities will be issuable as Registered
                  Securities or Bearer Securities;

             (14) whether and upon what terms Registered Securities and
                  Bearer Securities may be exchanged;

             (15) whether any Securities will be represented by a Security in global form and the terms of any global Security;

             (16) the terms of any tax indemnity;

             (17) the currencies (including any composite currency) in which principal or interest may be paid and if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

             (18) if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

             (19) provisions for electronic issuance of Securities or for
                  Securities in uncertificated form;

             (20) the portion of principal payable upon acceleration of a
                  Discounted Security;

             (21) whether Section 4.07 applies, and any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

             (22) whether and upon what terms Securities may be defeased;

             (23) the forms of the Securities or any coupon, which may be in the form of Exhibit A or B;

             (24) any terms that may be required by or advisable under U.S.
                  or other applicable laws; and

             (25) any other terms not inconsistent with this Indenture.

             All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

             The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.


   SECTION 2.02.  Execution and Authentication.

             Two Officers shall sign the Securities by manual or facsimile signature. The Company's seal shall be reproduced on the Securities, which seal may be affixed or in facsimile form. An Officer shall sign any coupons by facsimile signature.

             If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

             A Security and its coupons shall not be valid until the Security is authenticated by the manual signature of the Registrar. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

             Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its authentication or as provided in the Officers' Certificate or supplemental indenture establishing the series.

             Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage, which shall be provided to the Trustee in writing by the Company.

             In the event Securities are issued in electronic or other uncertificated form, such Securities may be validly issued without the signatures or seal contemplated by this Section 2.02.

   SECTION 2.03.  Securities Agents.

             The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent") and where Securities may be presented for payment ("Paying Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company's request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

             The Trustee shall be, and is hereby appointed as, the Registrar. The Company may appoint more than one Transfer Agent or Paying Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Transfer Agent or Paying Agent for a series, the Trustee shall act as such.


   SECTION 2.04.  Bearer Securities.

             U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

             (1) Bearer Securities will be offered, sold and delivered only outside the United States and will be delivered only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

             (2) Bearer Securities will not be issued in exchange for Registered Securities.

             (3) All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

                  (A) such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation section 1.163-5(c)(2)(v); and

                  (B) making the payments in the United States would not have an adverse tax effect on the Company.

             If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as "registration-required" obligations under U.S. law.

             The Company shall notify the Trustee in writing of any determinations by the Company under this Section.

             "Treasury Regulations" means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.


   SECTION 2.05.  Paying Agent to Hold Money in Trust.

             The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee in writing of any default by the Company in making any such payment.

             While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

             If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.


   SECTION 2.06.  Securityholder Lists.

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

             The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list. A request will remain in effect for two years but successive requests may be made.

             Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the list, if any.

             Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the list, if any.


   SECTION 2.07.  Transfer and Exchange.

             Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met. Where Bearer Securities of a series are presented to the Transfer Agent with a request to exchange them for an equal principal amount of Bearer Securities of other denominations of the series, the Transfer Agent shall make the exchange if its requirements for such transactions are met.

             The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

             If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Officers' Certificate or supplemental indenture establishing the series if the requirements of the Transfer Agent for such transactions are met and if Section 2.04 permits the exchange.

   SECTION 2.08.  Replacement Securities.

             If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Company and the Trustee receive:

             (1) evidence satisfactory to them of the loss, destruction or taking of the Security or coupon;

             (2) such security or indemnity bond satisfactory to them to save each of them and any agent of either of them harmless; and

             (3) payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

   A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security.

             Every replacement Security or coupon is an additional obligation of the Company.

             In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security or coupon, pay such Security.


   SECTION 2.09.  Outstanding Securities.

             The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

             If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

             If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

             A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.


   SECTION 2.10.  Discounted Securities.

             In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.


   SECTION 2.11.  Treasury Securities.

             In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities for which the Trustee has received an Officers' Certificate stating that such Securities are so owned shall be so disregarded.


   SECTION 2.12.  Global Securities.

             If the Officers' Certificate or supplemental indenture establishing a series so provides, the Company may issue some or all of the Securities of the series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company's request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

             The Company may issue a global Security only to a depositary designated by the Company. A depositary may transfer a global Security only as a whole to its nominee or to a successor depositary.

             The Officers' Certificate or supplemental indenture may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

             The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depositary, for any depositary records of beneficial ownership interests or for any transactions between the depositary and beneficial owners.


   SECTION 2.13.  Temporary Securities.

             Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.
   Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.


   SECTION 2.14.  Cancellation.

             The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows: the Registrar will cancel all Registered Securities and matured coupons. The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under
   Section 2.09. The Registrar shall destroy canceled Securities and coupons and deliver a certificate of cancellation thereof to the Company unless the Company otherwise directs.

             Unless the Officers' Certificate or supplemental indenture establishing a series otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.


   SECTION 2.15.  Defaulted Interest.

             If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.


                              ARTICLE 3--REDEMPTION

   SECTION 3.01.  Notices to Trustee.

             Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Officers' Certificate or supplemental indenture establishing the series otherwise provides, in accordance with this Article.

             In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 35 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

             If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.


   SECTION 3.02.  Selection of Securities to Be Redeemed.

             If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by any other method the Trustee considers fair and appropriate, unless the Company otherwise directs in writing. The Trustee shall make the selection from Securities of the series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


   SECTION 3.03.  Notice of Redemption.

             At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

             If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

             A notice shall identify the Securities of the series to be redeemed and shall state:

             (1)  the redemption date;

             (2)  the redemption price;

             (3)  the name and address of the Paying Agent;

             (4) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

             (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date;

             (6) whether the redemption by the Company is mandatory or optional; and

             (7)  whether the redemption is conditional as provided in
                  Section 3.04, the terms of the condition, and that, if the condition is not satisfied or is not waived by the Company, the Securities will not be redeemed and such a failure to redeem will not constitute an Event of Default.

             A redemption notice given by publication need not identify Registered Securities to be redeemed.

             At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.


   SECTION 3.04.  Effect of Notice of Redemption.

             Except as provided below, once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

             A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.


   SECTION 3.05.  Payment of Redemption Price.

             On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

             When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company (through the Paying Agent) shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

             (1) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

             (2) the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

             Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted. The Company also may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.


   SECTION 3.06.  Securities Redeemed in Part.

             Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.


                              ARTICLE 4--COVENANTS

   SECTION 4.01.  Payment of Securities.

             The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture. On each payment date, the Company shall have deposited with the Paying Agent in funds which are then immediately available money sufficient to pay all principal and interest then due on the series. Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.


   SECTION 4.02.  Overdue Interest.

             Unless the Officers' Certificate or supplemental indenture establishing a series otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or Yield to Maturity in the case of a Discounted Security) borne by the series; it shall pay interest on overdue installments of interest at the same rate or Yield to Maturity to the extent lawful.

   SECTION 4.03.  No Lien Created, etc.

             This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.


   SECTION 4.04.  Compliance Certificate.

             The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants under this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

             Any other obligor on the Securities also shall deliver to the Trustee such a certificate similarly signed as to its compliance with this Indenture within 120 days after the end of each of its fiscal year.

             The certificates need not comply with Section 10.04.


   SECTION 4.05.  SEC Reports.

             The Company shall provide to the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

             Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those Sections.


   SECTION 4.06.  Certain Definitions.

             "Funded Debt" means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent balance sheet of the Company (or consolidated balance sheet of the Company and its Subsidiaries if the Company then has one or more Subsidiaries the accounts of which are consolidated with the accounts of the Company) or renewable and extendible beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on such balance sheet (or consolidated balance sheet) of the Company as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on such balance sheet.

             "Mortgage" means the Company's Indenture of Mortgage or Deed of Trust dated August 1, 1941, as heretofore or hereafter amended, modified and supplemented, to First Wisconsin Trust Company and George B. Luhman, as trustees, providing for the Company's First Mortgage Bonds.

             "Permitted Encumbrances" means any of the following:

             (1) Liens of taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; Liens for workers' compensation awards and similar obligations not then delinquent; mechanics', laborers', materialmen's and similar Liens not then delinquent; and any of such Liens, whether or not delinquent, whose validity is at the time being contested in good faith by the Company or any Subsidiary;

             (2) Liens and charges incidental to construction or current operations which have not at the time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are not material in amount;

             (3) Liens, securing obligations neither assumed by the Company or any Subsidiary nor on account of which any of them customarily pays interest directly or indirectly, existing, either at the date hereof, or, as to property hereafter acquired, at the time of acquisition by the Company or a Subsidiary;

             (4) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company or any Subsidiary upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate the property and business of the Company or any Subsidiary;

             (5) The Lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered not exceeding at any one time $1,000,000 in aggregate amount;

             (6) Easements or reservations in respect of any property of the Company or any Subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation and development of the property affected thereby in the business of the Company and its Subsidiaries for the use intended;

             (7) Any Lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereunder or with the trustee or mortgagee under the instrument evidencing such Lien or encumbrance, with irrevocable authority to the Trustee hereunder or to such other trustee or mortgagee to apply such moneys to the discharge of such Lien or encumbrance to the extent required for such purpose;

             (8) Any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other instruments, respectively, under and by virtue of which the Company or any Subsidiary has acquired any property or shall hereafter acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of the properties of the Company and its Subsidiaries, taken as a whole;

             (9) The pledge of cash or marketable securities for the purpose of obtaining any indemnity, performance or other similar bonds in the ordinary course of business, or as security for the payment of taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

             (10) The pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers' installment paper;

             (11) Rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any properties of the Company or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

             (12) Any landlord's Lien;

             (13) Liens created or assumed by the Company or a Subsidiary in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section, for purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company or a Subsidiary, but such Liens shall be limited to the property so financed (and the real estate on which such property is to be located);

             (14) Liens incurred pursuant to Section 7.06;

             (15) Liens affixing to property of the Company or a Subsidiary at the time a Person consolidates with or merges into, or transfers all or substantially all of its assets to, the Company or a Subsidiary, provided that in the opinion of the Board or Company management (evidenced by a certified Board Resolution or an Officers' Certificate delivered to the Trustee) the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the Lien; and

             (16) Liens or encumbrances not otherwise permitted if, at the time of incurrence and after giving effect thereto, the aggregate of all obligations of the Company and its Subsidiaries secured thereby does not exceed 10% of Tangible Net Worth.

             "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "Principal Property" means any tangible real or personal property or portion thereof unless, in the opinion of the Board or Company management (evidenced by a Board Resolution or an Officers' Certificate delivered to the Trustee) such property is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

             "Tangible Net Worth" means (i) common stockholders' equity appearing on the most recent balance sheet of the Company (or consolidated balance sheet of the Company and its Subsidiaries if the Company then has one or more Subsidiaries the accounts of which are consolidated with the accounts of the Company) prepared in accordance with generally accepted accounting principles less (ii) intangible assets (excluding intangible assets recoverable through rates as prescribed by applicable regulatory authorities).

   SECTION 4.07.  Limitations on Liens.

             So long as there remain outstanding any Securities of any series to which this Section 4.07 applies under the terms of the series, the Company will not, and will not permit any Subsidiary to, create or suffer to be created or to exist any Lien on any of its properties or assets now owned or hereafter acquired to secure any indebtedness, without making effective provision whereby the Securities (together with, if the Company shall so determine, any other debt of the Company or any Subsidiary then existing or thereafter created that is not subordinate to such Securities) of such series shall be equally and ratably secured with (or prior to) any and all such indebtedness and with any other indebtedness similarly entitled to be equally and ratably secured. However, this restriction shall not apply to or prevent the creation or existence of:

             (1) the Mortgage securing the Company's First Mortgage Bonds or any indenture supplemental thereto subjecting any property to the Lien thereof or confirming the Lien thereof upon any property, whether now owned or hereafter acquired;

             (2) Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a Subsidiary at the date it became a Subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

             (3) any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part of Liens permitted by the foregoing clauses (1) and (2);

             (4) the pledge of any bonds or other securities at any time issued under any of the Liens permitted by clauses (1), (2) or (3); or

             (5)  Permitted Encumbrances.

             Further, this restriction shall not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business.


                              ARTICLE 5--SUCCESSORS

   SECTION 5.01. Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions.

             Unless the Officers' Certificate or supplemental indenture establishing a series otherwise provides, the Company shall not consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other Person unless (i) either the Company shall be the continuing corporation, or the Person shall be a Person organized and existing under the laws of the United States of America or a state thereof and the Person shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and any coupons and the due and punctual performance and observance of all of the covenants and conditions of the Company under this Indenture by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person; (ii) the Company or the Person, as the case may be, shall not, immediately after the merger or consolidation, or the sale or conveyance, be in default in the performance of any such covenant or condition; and (iii) after giving effect to the transaction, no event which, after notice or lapse of time, would become a Default shall have occurred or be continuing.

   SECTION 5.02.  Rights and Duties of Successor Corporation.

             In case of any such consolidation, merger, sale or conveyance and upon any such assumption by a Person, such Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be relieved of any further obligation under this Indenture, Securities and any coupons. Such Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Person instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities of any series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities of that series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

             In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

   SECTION 5.03.  Officer's Certificate and Opinion of Counsel.

             The Trustee may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Five.


                        ARTICLE 6--DEFAULTS AND REMEDIES

   SECTION 6.01.  Events of Default.

             Unless the Officers' Certificate or supplemental indenture establishing a series otherwise provides, an "Event of Default" on the series so established occurs if:

             (1) the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 60 days;

             (2) the Company defaults in the payment of the principal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

             (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Securities of a series as required by the Officers' Certificate or supplemental indenture establishing such series and the Default continues for a period of 60 days;

             (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

             (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

                  (A)  commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors;

             (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case,

                  (B) appoints a Custodian for the Company or for all or substantially all of its property, or

                  (C)  orders the liquidation of the Company,

                  and the order or decree remains unstayed and in effect for 60 days; or

             (7) there occurs any other Event of Default provided for in the series.

             The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

             A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

             The failure to redeem any Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur before the redemption date.


   SECTION 6.02.  Acceleration.

             If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately. Discounted Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

             The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

   SECTION 6.03.  Other Remedies.

             If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

             The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


   SECTION 6.04.  Waiver of Past Defaults.

             The Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default on the series and its consequences except:

             (1) a Default in the payment of the principal of or interest on the series, or

             (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.


   SECTION 6.05.  Control by Majority.

             The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture.


   SECTION 6.06.  Limitation on Suits.

             A Securityholder of a series may pursue a remedy with respect to the series only if:

             (1) the Holder gives to the Trustee notice of a continuing Event of Default on the series;

             (2) the Holders of at least 25% in principal amount of the series make a request to the Trustee to pursue the remedy;

             (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

             (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

             (5) during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

             A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.


   SECTION 6.07.  Collection Suit by Trustee.

             If an Event of Default in payment of interest, principal or sinking fund payment specified in Section 6.01(1), (2) or (3) occurs and is continuing on a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.


   SECTION 6.08.  Priorities.

             If the Trustee collects any money for a series pursuant to this Article, it shall pay out the money in the following order:

             First:  to the Trustee for amounts due under Section 7.06;

             Second: to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

             Third:  to the Company.

             The Trustee may fix a payment date for any payment to Securityholders.


                               ARTICLE 7--TRUSTEE

   SECTION 7.01.  Rights of Trustee.

             (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

             (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

             (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

             (4) The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

             (5) The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity reasonably satisfactory to it against such loss, liability or expense.

             (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

             (7) The Trustee shall have no duty with respect to a Default unless a Trust Officer has received written notice of such Default.

             (8) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

             (9) Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.


   SECTION 7.02.  Individual Rights of Trustee.

             The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


   SECTION 7.03.  Trustee's Disclaimer.

             The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.


   SECTION 7.04.  Notice of Defaults.

             If a Default occurs and is continuing on a series and if it is known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(4) until at least 90 days after it occurs.

   SECTION 7.05.  Reports by Trustee to Holders.

             Any report required by TIA Section 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before July 15 of each year.

             A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.


   SECTION 7.06.  Compensation and Indemnity.

             The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

             The Company shall indemnify the Trustee (including its officers, directors and employees) for, and hold it harmless against, any loss, expense or liability incurred by it arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of its duties hereunder or under any related document, including the reasonable costs and expenses of defending itself against or investigating any claim or liability with respect to the Securities. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

             The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, willful misconduct or bad faith.

             To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular Securities.

             When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

             The provisions of this Section shall survive any termination or discharge of this Indenture (including without limitation any termination under any Bankruptcy Law) and the resignation or removal of the Trustee.


   SECTION 7.07.  Replacement of Trustee.

             A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

             The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's consent.

             The Company may remove the Trustee if:

             (1)  the Trustee fails to comply with TIA Section 310(a) or TIA
                  Section 310(b) or with Section 7.09;

             (2)  the Trustee is adjudged a bankrupt or an insolvent;

             (3) a Custodian or other public officer takes charge of the Trustee or its property;

             (4)  the Trustee becomes incapable of acting; or

             (5) an event of the kind described in Section 6.01(5) or (6) occurs with respect to the Trustee.

             The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee six months in advance and if no Default occurs or is continuing during the six-month period.

             If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

             If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee fails to comply with TIA Section 310(a) or TIA
   Section 310(b) or with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.


   SECTION 7.08.  Successor Trustee by Merger, etc.

             If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

   SECTION 7.09.  Trustee's Capital and Surplus.

             The Trustee at all times shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published report of condition.


                        ARTICLE 8--DISCHARGE OF INDENTURE

   SECTION 8.01.  Defeasance.

             Securities of a series may be defeased in accordance with their terms and, unless the Officers' Certificate or supplemental indenture establishing the series otherwise provides, in accordance with this Article.

             The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of a series and any related coupons ("legal defeasance option"). The Company at any time may terminate as to a series its obligations, if any, under Section 4.07 and any other restrictive covenants which may be applicable to a particular series ("covenant defeasance option"). However, in the case of the legal defeasance option, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.06, 7.07 and 8.04 shall survive until the Securities of the series are no longer outstanding; thereafter the Company's obligations in Section 7.06 shall survive.

             The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to Section 4.07 or any other restrictive covenants which may be applicable to a particular series so defeased under the terms of the series.

             The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.


   SECTION 8.02.  Conditions to Defeasance.

             The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

             (1) the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

             (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

             (3)  immediately after the deposit no Default exists;

             (4) the deposit does not constitute a default under any other agreement binding on the Company;

             (5) the deposit does not cause the Trustee to have a conflicting interest under TIA Section 310(a) or TIA
                  Section 310(b) as to another series;

             (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance; and

             (7) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(5) or
                  (6) occurs that is continuing at the end of the period.

             Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

             "U.S. Government Obligations" means securities which are direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.


   SECTION 8.03.  Application of Trust Money.

             The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.


   SECTION 8.04.  Repayment to Company.

             The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

             The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.


                       ARTICLE 9--SUPPLEMENTAL INDENTURES

   SECTION 9.01.  Supplemental Indentures Without Consent of Holders.

             Without the consent of any Holders, the Company, when authorized by or pursuant to one or more Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee and the Company, for any of the following purposes:

             (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

             (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

             (3) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities of any series in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities of any series in uncertificated form; or

             (4) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, however, that any such addition, change or elimination shall either (i) not adversely affect the rights of the Holders of series of Securities in any material respect, or (ii) not apply to any series of Securities created prior to the execution of such supplemental indenture where such addition, change or elimination has an adverse effect on the rights of the Holders of such Securities in any material respect; or

             (5)  to secure the Securities of any series; or

             (6) to establish the form or terms of Securities of any series as permitted pursuant to this Indenture; or

             (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

             (8) to cure any ambiguity or defect in and to correct or supplement any provision in this Indenture or any Security of any series that may be inconsistent with any other provision in this Indenture or in the Security of such series, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that any such action pursuant to this clause (8) shall not adversely affect the rights of the Holders of Securities of any series in any material respect; or

             (9) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act; or

             (10) to amend or supplement the restrictions on and procedures for resale, attempted resale and other transfers of any series of Securities to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating thereto.


   SECTION 9.02.  Supplemental Indentures With Consent of Holders.

             With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series of Securities affected by such supplemental indenture (voting as one class), by the act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series affected thereby,

             (1) extend the Stated Maturity of the principal of, or any installment or principal of or interest on, any such Security, or reduce the principal amount thereof or the rate of interest thereon or premium (if any), payable upon the redemption thereof, or reduce the obligation of the Company to pay principal amounts, or reduce the amount of the principal of a Discounted Security that would be due and payable upon a declaration of acceleration of the Maturity or change the coin or currency in which, any such Security of such series or any principal, premium (if any), or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the Redemption Date), or

             (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any modifications or amendments to this Indenture or to the terms and conditions of that series of Securities, or to approve any supplemental indenture relating to such series, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

             (3) modify any of the provisions of this Section, Section 6.04 or Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

             A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular previously created series of Securities, or which modifies the rights of the Holders of Securities of such previously created series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of such previously created series.

             It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.


   SECTION 9.03.  Execution of Supplemental Indentures; Opinions.

             In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


   SECTION 9.04.  Compliance with Trust Indenture Act.

             Every amendment pursuant to Section 9.01 or 9.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

             If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.


   SECTION 9.05.  Effect of Supplemental Indentures.

             An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

             A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

             The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.


   SECTION 9.06.  Reference in Securities to Supplemental Indenture.

             Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Securities of such series.


   SECTION 9.07.  Trustee Protected.

             The Trustee need not sign any supplemental indenture that adversely affects its rights. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment or supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture, and that such amendment or supplement or waiver constitutes the legal, valid and binding obligation of the Company.


                            ARTICLE 10--MISCELLANEOUS

   SECTION 10.01. Trust Indenture Act.

             The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not expressly set forth herein.

             If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

   SECTION 10.02. Notices.

             Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other's address shown below:

             Company:       Wisconsin Power and Light Company
                            222 West Washington Avenue
                            Madison, Wisconsin  53703

                            Attention:  Corporate Secretary

             Trustee:       Firstar Trust Company
                            777 East Wisconsin Avenue
                            Milwaukee, Wisconsin  53202

                            Attention:  Corporate Trust Department

             A party by notice to the other parties may designate additional or different addresses for subsequent notices.

             Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

             If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

             If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

             If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

             All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

             A "notice" includes any communication required by this Indenture.


   SECTION 10.03. Certificate and Opinion as to Conditions Precedent.

             Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

             (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.


   SECTION 10.04. Statements Required in Certificate or Opinion.

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.


   SECTION 10.05. Rules by Company and Agents.

             The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.


   SECTION 10.06. Legal Holidays.

             A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Securities Resolution establishing a series otherwise provides with respect to Securities of the series, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.


   SECTION 10.07. No Recourse Against Others.

             All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.


   SECTION 10.08. Duplicate Originals.

             The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.


   SECTION 10.09. Governing Law.

             The laws of the State of Wisconsin shall govern this Indenture, the Securities and any coupons, unless federal law governs.

                                   SIGNATURES

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.


                                 WISCONSIN POWER AND LIGHT COMPANY
   (CORPORATE SEAL)


                                 By   ____________________________________
                                      Erroll B. Davis, Jr.
                                      President and Chief Executive Officer

   Attest:



   Edward M. Gleason, Corporate Secretary


                                 FIRSTAR TRUST COMPANY



                                 By_____________________________
   (CORPORATE SEAL)


   Attest:


   __________________________
   ___________________,Secretary


   STATE OF WISCONSIN,      )
                            ) ss.:
   COUNTY OF MILWAUKEE )

             On this ____ day of _____________, 1997, before me personally appeared Erroll B. Davis, Jr. and Edward M. Gleason to me personally known who being by me severally duly sworn, did say: that Erroll B. Davis, Jr. is President and Chief Executive Officer and Edward M. Gleason is Corporate Secretary of WISCONSIN POWER AND LIGHT COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Erroll
   B. Davis, Jr. and Edward M. Gleason severally acknowledged said instrument to be the free act and deed of said corporation.


                                      _______________________________
                                      Notary Public
                                      State of Wisconsin
                                      My Commission__________________


   (SEAL OF NOTARY PUBLIC)



   STATE OF WISCONSIN,      )
                            ) ss.:
   COUNTY OF MILWAUKEE )

             On this ____ day of ________________, 1997, before me personally appeared _________________ and ____________________ to me personally known, who being by me severally duly sworn, did say: that ____________________ is a _______________ and ___________________ is an
   ___________________ of FIRSTAR TRUST COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said ________________ and __________________ severally acknowledged said instrument to be the free act and deed of said corporation.


                                      ____________________________
                                      Notary Public
                                      State of Wisconsin
                                      My Commission______________________

   (SEAL OF NOTARY PUBLIC)

                                    EXHIBIT A

                          A Form of Registered Security

   No._____________                                            $_____________

                        WISCONSIN POWER AND LIGHT COMPANY
                               [Title of Security]


   WISCONSIN POWER AND LIGHT COMPANY
   promises to pay to ______________________________________________

   or registered assigns
   the principal sum of ____________ Dollars on ______________, ____

   Interest Payment Dates:  ___________________
        Record Dates:  ___________________


                                           Dated:

   FIRSTAR TRUST COMPANY                   WISCONSIN POWER AND LIGHT COMPANY
   Transfer Agent and Paying Agent

                                           by___________________________
   Authenticated:                          [Title of Authorized Officer]


   FIRSTAR TRUST COMPANY                   (CORPORATE SEAL)
   Registrar, by


   ______________________________          ______________________________
   Authorized Signature                    [Assistant] Secretary

                        WISCONSIN POWER AND LIGHT COMPANY
                               [Title of Security]


   1.   Interest.(1)

        Wisconsin Power and Light Company (the "Company"), a Wisconsin corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on _________________ and _________________ of each year commencing ________________, ____. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _________________, ____. Interest will be computed on the basis of a
                360-day year of twelve 30-day months.

   2.   Method of Payment.(2)

        The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

   3.   Securities Agents.(2A)

        Initially, Firstar Trust Company will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

   4.   Indenture.

        The Company issued the securities of this series (the "Securities") under an Indenture dated as of _______, 1997 (the "Indenture") between the Company and Firstar Trust Company (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Board Resolution establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and such Act for a statement of such terms.


   5.   Optional Redemption.(3)

        On or after _____________, ____, the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

        If redeemed during the 12-month period beginning _______________,

        Year           Percentage          Year           Percentage



        and thereafter at 100%.

   6.   Mandatory Redemption.(4)

        The Company will redeem $____________ principal amount of Securities on _________________________ and on each _______________ thereafter through ____________________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.(5) The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

   7.   Additional Optional Redemption.(6)

        In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $____________ principal amount of Securities on ________________________ and on each __________________
        thereafter through __________________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

   8.   Notice of Redemption.(7)

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.

   9.   Denominations, Transfer, Exchange.

        The Securities are in registered form without coupons in denominations of $1,000(8) and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

   10.  Persons Deemed Owners.

        The registered holder of a Security may be treated as its owner for all purposes.

   11.  Amendments and Waivers.

        Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.(9) Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

        Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

   12.  Restrictive Covenants.(10)

        The Securities are unsecured general obligations of the Company limited to $____________ principal amount. The Indenture does not limit other unsecured debt. Section 4.07 of the Indenture, which if applicable limits certain mortgages and other liens, [will] [will not] apply with respect to the Securities. [The limitations are subject to a number of important qualifications and exceptions.]

   13.  Successors.

        When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

   14.  Defeasance Prior to Redemption or Maturity.(11)

        Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

   15.  Defaults and Remedies.

        An Event of Default(12) includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the payment of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal(13) of all the Securities to be due and payable immediately.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

   16.  Trustee Dealings with Company.

        Firstar Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

   17.  No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

   18.  Authentication.

        This Security shall not be valid until authenticated by a manual signature of the Registrar.

   19.  Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).

   The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Officers' Certificate or supplemental indenture, which contains the text of this Security in larger type. Requests may be made to: Corporate Secretary, Wisconsin Power and Light Company, 222 West Washington Avenue, Madison, Wisconsin 53703.

                                    EXHIBIT B

                            A Form of Bearer Security

   No. _____________                                   $___________

   WISCONSIN POWER AND LIGHT COMPANY
   [Title of Security]

   WISCONSIN POWER AND LIGHT COMPANY
   promises to pay to bearer


   the principal sum of ______________ Dollars on ____________, ____

   Interest Payment Dates:  _____________________________



                                           Dated:


   FIRSTAR TRUST COMPANY                   WISCONSIN POWER AND LIGHT COMPANY
   Transfer Agent and Paying Agent

                                           by



                                           ______________________________
   Authenticated:                          [Title of Authorized Officer]



   FIRSTAR TRUST COMPANY                   (CORPORATE SEAL)
   Registrar, by


   ___________________                     _____________________________
   Authorized Signature                    [Assistant] Secretary

   WISCONSIN POWER AND LIGHT COMPANY
   [Title of Security]

   1.   Interest.(1)

        Wisconsin Power and Light Company (the "Company"), a Wisconsin corporation, promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on __________________________ and __________________________ of each year commencing
        _________________, ____. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ______________, ____. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

   2.   Method of Payment.(2)

        Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

   3.   Securities Agents.(2A)

        Initially, Firstar Trust Company will act as Transfer Agent, Paying Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

   4.   Indenture.

        The Company issued the securities of this series (the "Securities") under an Indenture dated as of _______, 1997 (the "Indenture") between the Company and Firstar Trust Company (the "Trustee"). The terms of the Securities include those stated in the Indenture and the Board Resolution establishing the series and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Board Resolution and such Act for a statement of such terms.

   5.   Optional Redemption.(3)

        On or after ____________, ____, the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

        If redeemed during the 12-month period beginning ___________________,

        Year           Percentage          Year           Percentage



        and thereafter at 100%.

   6.   Mandatory Redemption.(4)

        The Company will redeem $_________ principal amount of Securities on __________________ and on each __________________ thereafter through
        _________________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date(5). The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and
        (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

   7.   Additional Optional Redemption.(6)

        In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $____________ principal amount of Securities on __________________ and on each __________________
        thereafter through __________________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

   8.   Notice of Redemption.(7)

        Notice of redemption will be published once in an Authorized Newspaper in the City of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 30 days but not more than 60 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

   9.   Denominations, Transfer, Exchange.

        The Securities are in bearer form with coupons in denominations of and whole multiples of $5,000. The Securities may be transferred by delivery and exchanged as provided in the Indenture. Upon an exchange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange any Security or portion of a Security selected for redemption. Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

   10.  Persons Deemed Owners.

        The holder of a Security or coupon may be treated as its owner for all purposes.

   11.  Amendments and Waivers.

        Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.(9) Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

        Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

   12.  Restrictive Covenants.(10)

        The Securities are unsecured general obligations of the Company limited to $____________ principal amount. The Indenture does not limit other unsecured debt. Section 4.07 of the Indenture, which if applicable limits certain mortgages and other liens, [will] [will not] apply with respect to the Securities. [The limitations are subject to a number of important qualifications and exceptions.]

   13.  Successors.

        When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

   14.  Defeasance Prior to Redemption or Maturity.(11)

        Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

   15.  Defaults and Remedies.

        An Event of Default(12) includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the making of any sinking fund payment; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal(13) of all the Securities to be due and payable immediately.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

   16.  Trustee Dealings with Company.

        Firstar Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

   17.  No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

   18.  Authentication.

        This Security shall not be valid until authenticated by a manual signature of the Registrar.

   19.  Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).

   The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Officers' Certificate or supplemental indenture, which contains the text of this Security in larger type. Requests may be made to: Corporate Secretary, Wisconsin Power and Light Company, 222 West Washington Avenue, Madison, Wisconsin 53703.

                                [FACE OF COUPON]

                                                               ..............
                                                               [$]...........
                                                               Due...........


   WISCONSIN POWER AND LIGHT COMPANY
   [Title of Security]

   Unless the Security attached to this coupon has been called for redemption, Wisconsin Power and Light Company (the "Company") will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent. Payment may be made by check. This coupon represents six months' interest.



                                      _____________________________



                                      By___________________________

   [REVERSE OF COUPON]

   PAYING AGENTS

                            NOTES TO EXHIBITS A AND B

   (1) If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

   (2) If the method or currency of payment is different, insert a statement thereof.

   (2A) As is done in Section 2.03 of the Indenture, the Trustee must be appointed Registrar under Section 182.23, Wis. Stats., and Wisconsin Power and Light Company's Bylaws as in effect as of the date of this Indenture, for officers' signatures on Securities to be in facsimile.

   (3) If applicable. If the Security is to be subject to a nonrefunding restriction, insert a brief summary thereof. If the redemption is to be subject to a condition, insert a brief summary thereof.

   (4)  If applicable.

   (5) If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

   (6) If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

   (7) If applicable. If the Company may condition such redemption on the happening of a stated event, in which case the notice will so provide, insert a brief summary thereof.

   (8)  If applicable.  Insert additional or different denominations.

   (9)  If different terms apply, insert a brief summary thereof.

   (10) If applicable. If the Security is to have the benefit of additional or different covenants, insert a brief summary thereof.

   (11) If applicable. If different defeasance terms apply, insert a brief summary thereof.

   (12) If additional or different Events of Default apply, insert a brief summary thereof.

   (13) If the Security is a Discounted Security, set forth the amount due and payable upon an Event of Default.

   Note:     U.S. tax law may require certain legends on Discounted and
   Bearer Securities.

                                    EXHIBIT C

                                 ASSIGNMENT FORM


             To assign this Security, fill in the form below:

             I or we assign and transfer this Security to____________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   (Print or type assignee's name, address and zip code)



   (Insert assignee's soc. sec. or tax I.D. no.)


   and irrevocably appoint ___________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


   Date:________________         Your Signature:____________________

                                                ____________________

             (Sign exactly as your name appears on the face of this Security)



   [Signature Guaranteed:



   _________________________________]